                                                                             newsrelease
CTS CORPORATION  Elkhart, Indiana 46514 (574) 523-3800

July 26, 2010
FOR RELEASE:  Immediately

CTS ANNOUNCES SECOND QUARTER 2010 RESULTS

Revenues and Earnings Improve Over Prior Quarter and Year-Over-Year

Elkhart, IN…CTS Corporation (NYSE: CTS) today announced second quarter 2010 revenues of $138.9 million, an increase of 15% from revenues of $120.4 million in the same period last year. Net earnings were $5.9 million, or $0.17 per diluted share, in the second quarter 2010 compared to a net loss of $7.0 million, or $0.21 per share, in the second quarter of 2009. Excluding an international cash repatriation-related tax charge of $9.1 million, or $0.27 per share, net earnings in the second quarter 2009 were $2.1 million, or $0.06 per share. Higher sales, improved gross margins and favorable segment mix contributed to the increase in second quarter earnings compared to the same period last year. Second quarter 2010 sales improved 7% sequentially over the first quarter 2010 sales, while diluted earnings per share improved 31% over the first quarter.

Components and Sensors segment sales increased 46% from the same period last year, reflecting both improved global economic conditions and new product introductions. Second quarter 2010 sales of sensor and actuator products increased 42% from the same period last year, primarily from strong growth in global light vehicle production, particularly in North America.  Sales of electronic component products increased 52% across all served markets from general improvement in the economy and new product introductions.  As a result, Components and Sensors segment sales, as a percent of total company sales, increased to 52% from 41% in the second quarter of 2009.

EMS sales decreased 6% from the same period last year.  However, excluding the end-of-life sales to Hewlett-Packard (HP), EMS sales increased 3% year-over-year.  End-of-life typically means that the product is no longer required by the customer due to a design change or technological advancement.  The 3% year-over-year increase was driven primarily by stronger sales in the communications market.  EMS second quarter 2010 sales improved 19% sequentially over the first quarter, with increases reported across most markets reflecting improved general economic trends.

Supporting a higher level of business in the current year, cash flow generated from operations was $6.3 million in the first half of 2010 compared to $15.7 million in the same period last year. Capital expenditures were $6.2 million, or 2.3% of sales, in the first half of 2010 compared to $2.8 million, or 1.2% of sales, in the same period last year.

Commenting on second quarter results, Vinod M. Khilnani, CTS Chairman and Chief Executive Officer, stated, “We are pleased that both revenues and earnings increased year-over-year and sequentially from last quarter. We continue to enhance our research and development activities and new product introductions as we further diversify our revenue base.”

Based on the first half results and current outlook, and assuming no new significant economic weakness, management anticipates full-year 2010 diluted earnings per share in the range of $0.55 to $0.62 compared to the previous range of $0.52 to $0.60.  Full-year 2010 sales are estimated to increase 10%-15% over 2009 compared to the previous guidance of 12%-20% increase year-over-year.

SEGMENT INFORMATION

(Dollars in millions)
	Second Quarter 2010		Second Quarter 2009		First Quarter 2010
		Segment		Segment		Segment
	Net	Operating	Net	Operating	Net	Operating
	Sales	Earnings/(loss)	Sales	Earnings	Sales	Earnings/(loss)
Components and Sensors	$72.3	$7.9	$49.6	$ 2.1	$73.4	$9.0
Electronics Manufacturing Services (EMS)	66.6	(0.2)	70.8	1.1	56.0	(2.7)
Segment Operating Earnings	$138.9	$7.7	$120.4	$3.2	$129.4	$6.3

Components & Sensors: Components and Sensors second quarter 2010 sales increased $22.6 million, or 46%, from the second quarter of 2009.  The sales improvement resulted from higher automotive sensor and actuator product and electronic component product demand, across essentially all product lines. Segment operating earnings of $7.9 million were $5.9 million favorable to the second quarter of 2009 due to higher sales, partially offset by increased research and development costs for growth initiatives.

Components and Sensors sales decreased $1.2 million, or 2%, from the first quarter of 2010 reflecting decreased demand primarily in automotive sensor and actuator products. Segment operating earnings decreased $1.1 million primarily on lower sales and unfavorable product mix.

EMS:  EMS sales decreased $4.2 million, or 6%, from the same period last year.  However, excluding the reduction of end-of-life sales to HP, EMS sales increased $1.6 million, or 3% year-over-year.  This increase was driven primarily by stronger sales in the communications market.  Segment operating loss of $0.2 million compares to operating earnings of $1.1 million in the second quarter of 2009, resulting primarily from lower sales.

EMS sales increased $10.7 million, or 19%, from the first quarter 2010, due to increased demand in most served markets. The segment operating loss of $0.2 million compares favorably to a loss of $2.7 million in the first quarter 2010 due to higher sales.

Conference Call
As previously announced, the Company has scheduled a conference call on Tuesday, July 27, 2010 at 11:00 a.m. EDT. Those interested in participating may dial 800-230-1092 (612-332-0107, if calling from outside the U.S.). No access code is needed. There will be a replay of the conference call available from 1:30 p.m. EDT on Tuesday, July 27, 2010, through 11:59 p.m. EDT on Tuesday, August 3, 2010. The telephone number for the replay is 800-475-6701 (320-365-3844, if calling from outside the U.S.). The access code is 164863. There will also be a live audio webcast of the conference call which can be accessed directly from the Web sites of CTS Corporation (www.ctscorp.com), StreetEvents (www.StreetEvents.com), Netscape (www.netscape.com), Compuserve (www.compuserve.com) and others. AOL subscribers will have access through the Personal Finance section of AOL.

About CTS
CTS is a leading designer and manufacturer of electronic components and sensors and a provider of electronics manufacturing services (EMS) to OEMs in the automotive, communications, medical, defense and aerospace, industrial and computer markets. CTS manufactures products in North America, Europe and Asia. CTS' stock is traded on the NYSE under the ticker symbol "CTS.”  To find out more, visit the CTS Web site at www.ctscorp.com.

Safe Harbor Statement
This press release contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events and any other statements that are not based solely on historical fact. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements, including, without limitation: changes in the economy generally and in respect to the businesses in which CTS operates, including those resulting from the current global financial and credit crisis; pricing pressures and reduction in demand for CTS’ products, especially if economic conditions do not recover or continue to worsen in CTS’ served markets, including but not limited to: the automotive, computer equipment or communications markets; disruption, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged by CTS and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability or ongoing viability; risks associated with CTS’ international operations, including trade and tariff barriers; currency fluctuations and their effects on our results of operations and financial position; changes in performance of equity and debt markets that could affect the valuation of the assets in CTS’ pension plans and the accounting for pension assets, liabilities and expenses; political and geopolitical risks; rapid technological change in the automotive, communications and computer industries; reliance on key customers; CTS’ ability to protect its intellectual property; and potential costs and liabilities related to the recent Toyota recall. For more detailed information on the risks and uncertainties associated with CTS’ business, see the reports CTS files with the Securities and Exchange Commission available at http://www.ctscorp.com/investor_relations/investor.htm.  CTS undertakes no obligation to publicly update its forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact:                Donna L. Belusar, Senior Vice President and Chief Financial Officer, or
Mitchell J. Walorski, Director of Investor Relations
CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514
Telephone (574) 523-3800  FAX (574) 293-6146

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) - UNAUDITED
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 4	June 28	July 4	June 28
	2010	2009	2010	2009

Net sales	$ 138,851	$ 120,398	$ 268,254	$ 238,529

Costs and expenses:
Cost of goods sold	108,511	98,520	207,435	196,822
Selling, general and administrative expenses	18,283	15,243	37,832	31,863
Research and development expenses	4,316	3,466	8,899	6,819
Restructuring and impairment charges	-	-	-	2,243
Goodwill impairment	-	-	-	33,153

Operating earnings/(loss)	7,741	3,169	14,088	(32,371)

Other expense:
Interest expense, net	(147)	(440)	(329)	(1,258)
Other	(337)	(25)	(821)	(346)
Net total other expense	(484)	(465)	(1,150)	(1,604)

Earnings/(loss) before income taxes	7,257	2,704	12,938	(33,975)

Income tax expense	1,365	9,729	2,615	8,699

Net earnings/(loss)	$ 5,892	$ (7,025)	$ 10,323	$ (42,674)

Net earnings/(loss) per share:
Basic	$ 0.17	$ (0.21)	$ 0.30	$ (1.26)

Diluted	$ 0.17	$ (0.21)	$ 0.30	$ (1.26)

Cash dividends declared per share	$ 0.03	$ 0.03	$ 0.06	$ 0.06

Average common shares outstanding:
Basic	34,048	33,779	34,001	33,762

Diluted	34,874	33,779	34,811	33,762

CTS Corporation and Subsidiaries
Condensed Consolidated Balance Sheets - Unaudited
(In thousands of dollars)

	July 4,	December 31,
	2010	2009

Cash and cash equivalents	$ 65,234	$ 51,167
Accounts receivable, net	84,588	71,718
Inventories, net	68,786	54,348
Other current assets	18,160	16,502
Total current assets	236,768	193,735

Property, plant & equipment, net	79,338	81,120
Other assets	131,341	132,802

Total Assets	$ 447,447	$ 407,657

Accounts payable	$ 68,190	$ 52,344
Other accrued liabilities	39,181	38,172
Total current liabilities	107,371	90,516

Long-term debt	65,900	50,400
Other long-term obligations	17,294	19,287

Shareholders' equity	256,882	247,454

Total Liabilities and
Shareholders' Equity	$ 447,447	$ 407,657

CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Net (Loss) to Adjusted Net Earnings

The following table reconciles GAAP net (loss) to adjusted earnings for the Company:

Three Months Ended
June 28,
$ In Thousands	2009

GAAP net (loss)	$ (7,025)
Adjustments:
Tax expense due to cash repatriation	9,077
Restructuring charge (net-of-tax)	-
Goodwill impairment (net-of-tax)	-
Adjusted net earnings	$ 2,052

Adjusted net earnings is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is net earnings/(loss).  CTS calculates adjusted net earnings to exclude the impact of tax expense associated with CTS’ cash repatriation.  CTS excludes the impact of this item because it has a significant impact on comparable GAAP financial measures and could distort an evaluation of CTS’ normal operating performance.  CTS uses the adjusted net earnings measure to evaluate overall performance, establish plans and perform strategic analysis.  Using an adjusted net earnings measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance.  Because the adjusted net earnings measure is based on the exclusion of a specific item, it may not be comparable to measures used by other companies which have similar titles.  CTS management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies.  CTS believes that the adjusted net earnings measure is useful to its management, investors and stakeholders in that it:

- provides a truer measure of CTS' operating performance;
- reflects the results used by management in making decisions about the business; and
- helps review and project CTS' performance over time.

CTS recommends that investors consider both GAAP and adjusted net earnings measures in evaluating the performance of CTS with peer companies.

Reconciliation of GAAP (Loss) Per Share to Adjusted Earnings Per Share

The following table reconciles GAAP (loss) per share to adjusted earnings per share for the Company:

Three Months Ended
June 28,
2009

GAAP net (loss) per share	$ (0.21)
Tax affected charges to reported diluted
loss per share:
Tax expense due to cash repatriation	0.27
Restructuring charge
Goodwill impairment
Adjusted earnings per share	$ 0.06

Adjusted earnings per share is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is net earnings/(loss) per share.  CTS calculates adjusted earnings per share to exclude the impact of tax expense associated with CTS’ cash repatriation.  CTS excludes the impact of this item because it has a significant impact on comparable GAAP financial measures and could distort an evaluation of CTS’ normal operating performance.  CTS uses the adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis.  Using an adjusted earnings per share measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance.  Because the adjusted earnings per share measure is based on the exclusion of a specific item, it may not be comparable to measures used by other companies which have similar titles.  CTS management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies.  CTS believes that the adjusted earnings per share measure is useful to its management, investors and stakeholders in that it:

- provides a truer measure of CTS' operating performance;
- reflects the results used by management in making decisions about the business; and
- helps review and project CTS' performance over time.

CTS recommends that investors consider both GAAP and adjusted earnings per share measures in evaluating the performance of CTS with peer companies.

Reconciliation of GAAP Sales for EMS segment to Sales excluding Hewlett-Packard ("HP") for EMS Segment

The following table reconciles GAAP sales for EMS segment to sales excluding HP for EMS Segment:

	Three Months Ended	Three Months Ended
	July 4,	June 28,
$ In Thousands	2010	2009	Net Increase/(Decrease)

GAAP sales for EMS Segment	$ 66,624	$ 70,807
HP sales	199	6,023
Sales excluding HP for EMS Segment	$ 66,425	$ 64,784	$ 1,641

Percentage increase of Sales for EMS Segment without HP			3%

Sales excluding Hewlett-Packard (“HP”) is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is sales.  CTS calculates sales excluding HP to exclude the impact of sales to HP because the products associated with such sales has reached end-of-life.  End-of-life typically means that the product is no longer required by the customer due to a design change or technological advancement and therefore the sales volume decreases over a specified period of time. CTS excludes the impact of this item because it has a significant impact on comparable GAAP financial measures and could distort an evaluation of CTS’ normal operating performance.  CTS uses the sales without HP measure to evaluate overall performance, establish plans and perform strategic analysis.  Using the sales without HP measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance.  Because the sales without HP measure is based on the exclusion of a specific item, it may not be comparable to measures used by other companies which have similar titles.  CTS management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies.

CTS believes that the sales without HP measure is useful to its management, investors and stakeholders in that it:

- provides a truer measure of CTS' operating performance;
- reflects the results used by management in making decisions about the business; and
- helps review and project CTS' performance over time.

Segment Operating Earnings/(Loss)

Segment operating earnings/(loss) is a non-GAAP financial measure outside the context of the Accounting Standards Codification ("ASC") 280 required reconciliation in the notes to the Company's financial statements.  The most comparable GAAP term is operating earnings/(loss).  Segment operating earnings/(loss) always exclude the effects of charges for restructuring and goodwill impairment when they are incurred by the Company.  Segment operating earnings/(loss) exclude interest expense, and other non-operating income and income taxes according to how a particular segment is measured.  CTS' management provides the segment operating earnings/(loss) measure to provide consistency between segment information in its earnings release and the business segment discussion in the notes to its financial statements.